EXPECTED
                                                              AI CORP COMMISSION
                                                                    FILES

                            ARTICLES OF INCORPORATION      Dec 15 4 31 fil  '96
                                       OF                    AT  Priscilla Wllie
                       PREMIUM CIGARS INTERNATIONAL, LTD.  DATE   12-16-96
                                                           TE??
                                                           DATE
                                                                  0794500-8
                                   ARTICLE I

         The name of this Corporation shall be Premium Cigars International, Ltd.

                                   ARTICLE II

         The authorized capital stock of this Corporation shall be ten-million (10,000,000) shares of non-assessable Common Stock with par value per share. The shares of capital stock of this Corporation shall be issuable for such consideration as is specified by the Board of Directors in its sole discretion (provided the same is not inconsistent with applicable law or the express provisions of these Articles), and upon receipt by this Corporation of the consideration so specified, the issued shares shall be deemed to be fully paid and non-assessable for all purposes. The Board of Directors of the Corporation shall have the authority to establish differing series of stock and to determine the relative rights and preferences between classes and series.

                                  ARTICLE III

         Until changed, the known place of business of the Corporation shall be as follows: 10855 North Frank Lloyd Wright Boulevard, Suite 102, Scottsdale, Arizona 85259. The place of business shall be subject to change hereafter in accordance with applicable law.

                                   ARTICLE IV

         The character of the business which the Corporation initially intends to conduct is as follows: importation and supply of cigars to wholesale distributors. This statement shall not be construed to limit in any way the character of business which the Corporation ultimately conducts.

                                    ARTICLE V

         No Director or former Director shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty or for any action taken or any failure to take any action as a director or officer. The liability of Directors is limited or eliminated to the fullest extent permitted by law. No repeal or modification of this Article by the shareholders of the Corporation will adversely affect any right or protection of a director or officer existing at the time of such repeal or modification.

                          AMENDED AND RESTATED BYLAWS

                                       OF

                       PREMIUM CIGARS INTERNATIONAL, LTD.




                                         Adopted as of the 3rd day of May, 1997.


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                               ARTICLE I - OFFICES

         Section 1. Known Place of Business. The known place of business of the Corporation, which shall also be known as its principal place of business, shall be at the address so designated in the Articles of Incorporation, or if no address is so designated, at the address of the Corporation's statutory agent as set forth in the Articles of Incorporation. The address of the Corporaton's known place of business may be changed from time to time by the Board in the manner provided in the Arizona Revised Statutes and without amending the Articles of Incorporation.

         Section 2. Other Offices. In addition to its known place of business, the Corporation may maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board, or as the business of the Corporation may require.

                            ARTICLE II - SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Monday of April of each calendar year, or if that day is a legal holiday in Arizona, then on the next day thereafter which is not a legal holiday, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. If the election of Directors is not held on the day designated herein for any annual meeting of the shareholders, or any adjournment thereof, the Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

         Section 2. Special Meeting Special meetings of the shareholders may be called for any purpose or purposes at any time by the Chairman of the Board, President, a Vice President or the Board, and shall be called by the Chairman of the Board or President at the request of the holders of not less than one-tenth (1/10) of all outstanding stock of the Corporation entitled to vote at such meeting, or otherwise as provided by the Arizona Revised Statutes and Section 12 of Article II of these Bylaws.

         Section  3.  Place of  Meeting.  Annual  and  special  meetings  of the shareholders shall be held at the principal place of business of the Corporation, unless a different place, either within or without the State of Arizona, is specified in the notice of such meeting, or in the event of a waiver of notice of such meeting, in such waiver of notice.

         Section 4. Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by an officer of the Corporation at the direction of the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when mailed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken,
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provided  that such  adjournment  is for less than  thirty (30) days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the shareholder or shareholders signing such waiver. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 5. Fixing Date for Determination of Shareholders Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix in advance a record date, which shall not be more than seventy (70) nor less than ten (10) days prior to the date of such meeting or such action, as the case may be. If the Board has not fixed a record date for determining shareholders for any other purpose, the record date shall be at four o'clock in the afternoon on the day before the day on which notice is given, or if notice is waived, at the commencement of the meeting. If the Board has not fixed a record date for determining shareholders for any other purpose, the record date shall be at the close of business on the day before the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting if such adjournment or adjournments do not exceed thirty (30) days in the aggregate; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 6. Voting Record. The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, a complete record of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by the shareholders during the entire time of the meeting for the purposes thereof. Failure to comply with the requirements of this Section 6, however, shall not affect the validity of any action taken at any such meeting.

         Section 7. Quorum and Manner of Acting. At any meeting of the shareholders, the presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall constitute a quorum. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purpose of voting on that subject matter. Business may be conducted once a quorum is present and may continue to be conducted until adjournment without rescheduling, notwithstanding the withdrawal or temporary
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absence of shareholders leaving less than a quorum. Except as otherwise provided in the Arizona Revised Statutes, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote on the subject matter under consideration shall be the act of the shareholders; provided; however, that if the shares of stock then represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

         Section 8. Voting of Shares of Stock. Each shareholder shall be entitled to one vote or corresponding fraction thereof for each share of stock or fraction thereof standing in its name on the books of the Corporation on the record date. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by its duly authorized attorney in fact, but no such proxy shall be voted or acted upon after eleven (11) months from the date of its execution unless the proxy provides for a longer period. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares of stock entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided however, that the foregoing shall not be construed as limiting the right of the Corporation to vote its own stock when held by it in a fiduciary capacity. Shares of stock held by a trustee, other than a trustee in bankruptcy, may not be voted by such trustee without a transfer of such shares into its name. Shares of stock held by or under the control of a receiver or trustee in bankruptcy may be voted by such receiver or trustee, either in person or by proxy, without a transfer thereof into its name if authority so to do is contained in an appropriate order of the court by which such receiver or trustee was appointed. A person whose stock is pledged shall be entitled to vote such stock unless the stock has been transferred into the name of the pledgee on the books of the Corporation, in which case only the pledgee or its proxy shall be entitled to vote such stock. If shares of stock stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares of stock, unless the fiduciary relationship respecting the same shares of stock, unless the fiduciary relationship respecting the same shares of stock, unless the Corporation is given written notice in the manner required by the Arizona Revised Statutes to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
(i) if only one votes, his or her act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally. If any tenancy is held in unequal interests, the majority or even split, for the purpose of the preceding sentence, shall be a majority or even split in interest. Unless demanded by a shareholder present in person or by proxy at any meeting of the shareholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the shareholder voting, or by its proxy, and shall state the number of shares voted.
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         Section  9.  Organization.  At such  meeting of the  shareholders,  the
Chairman of the Board, or, if he or she is absent therefrom, the President, or, if he or she is absent therefrom, another officer of the Corporation chosen as chairman of such meeting by a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation are absent therefrom, a shareholder of record so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

         Section 10. Order of Business. The order of business at each meeting of the shareholders shall be determined by the chairman of such meeting, but the order of business may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

         Section 11. Election of Directors. At each election of Directors, each shareholder entitled to vote thereat shall have the right to vote, in person or by proxy, the number of shares of stock owned by such shareholder for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate its votes by giving one candidate as many votes as the number of such Directors multiplied by the number of its shares of stock shall equal, or by distributing such votes on the same principle among any number of candidates. The candidates receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

         Section 12. Action By Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all shareholders entitled to vote with respect to the subject matter thereof.

         Section 13. Irregularities. All informalities and irregularities at any meeting of the shareholders with respect to calls, notices of meeting, the manner of voting, the form of proxies and credentials, and the method of ascertaining those present shall be deemed waived if no objection is made at the meeting.

                        ARTICLE III - BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.

         Section 2. Number and Term of Office. Subject to the requirements of the Arizona Revised Statutes, the Board may from time to time determine the number of Directors. Until the Board shall otherwise determine, the number of Directors shall be that number comprising the initial Board as set forth in the Articles of Incorporation. Each Director shall hold office until his or her
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President,  the Treasurer or the Secretary, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm or individual and, for such loans and advances, may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or otherwise transfer for security any property owned or held by the Corporation except when authorized by resolution adopted by the Board,

         Section 4. Checks, Drafts. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 5 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

         Section 5. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, the Chairman of the Board or the President shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power is that respect has been delegated by the Board. For the pupose of deposits and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The Board may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

         Section 6. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Vice President may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other coporation, including without limitation the right to vote or consent with respect to such stock or other securities.

                               ARTICLE VII - STOCK


         Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary. The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall
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otherwise be in such form as shall be determined  by the Board,  subject to such requirements as are imposed by the Arizona Revised Statutes. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of
cancellation,  the  date  of  cancellation.   Certificates  surrendered  to  the
Corporation for transfer shall be canceled, and no new certificate shall be issued for such shares until the original certificate has been canceled; except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

         Section 2. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by its legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares property endorsed and payment of all taxes thereon. The person whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         Section 3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with they Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

                            ARTICLE VIII - DIVIDENDS

         The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Arizona Revised Statutes.

                                ARTICLE IX - SEAL

         A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if any instance a corporate seal is used, the same shall be in the form of a circle and shall bear the full name of the Corporation and the year and state of incorporation, or words and figures of similar import.

                             ARTICLE X - AMENDMENTS

         These Bylaws may be repealed, altered or amended, and new Bylwaws may be adopted, at any time only by majority vote of the Board.
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